EXHIBIT 99.1

Synthesis Energy Systems, Inc. Reports Fiscal 2016 Third Quarter Financial Results and Provides Business Update

CEO and President, and CFO to Present Conference Call Webcast Today at 4:15 p.m. EDT

HOUSTON, May 12, 2016 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), the global leader of full-range feedstock flexibility in advanced energy gasification technology, producing clean and economical syngas from indigenous, abundant natural resources to replace expensive imported natural gas based energy, today reported financial and operating results for its fiscal 2016 third quarter, ended March 31, 2016.

“During this past quarter, we have been making great progress towards securing a new wave of projects and investment platforms for our new business growth model. It is clear, now, that we are realizing a globalization of the demand for our superior clean energy technology. Our vision for a worldwide, large-scale, clean energy value creation model for SES has been met with great interest and enthusiasm with prospective customers, potential partners and investors across multiple platforms, multiple market sectors, and in multiple countries. This bold, new strategy is designed for SES to seize what we believe is the greatest opportunity for growing the company, and is one that will deliver needed low-cost, clean energy to the developing world,” said DeLome Fair, SES President and CEO. “We are excited to have already signed the first of many expected joint development and investment agreements, in China, late in the past quarter with China Environmental State Investment Company, or CESI, a state-owned arm of the China Ministry of Environmental Protection, and we are aggressively pursuing our first of four identified industrial syngas target projects that vary in size, and range between $75 million to over $400 million each in estimated installed costs. Additionally, we are now engaged in detailed discussions on two platforms that are similar in nature to the CESI platform. One is a platform which is intended to be focused primarily on projects in Europe, and the other is related to a large, industrial company in China that owns and operates multiple existing industrial facilities that have a need for our syngas. Other platforms are being evaluated – some of these are tied to fixed geographic regions, or a specific application of our technology, such as combined heat and power, LNG, or iGAS power. Each platform will be designed to bring in projects, attract investment capital, secure equity positions for SES, and pull through technology and equipment orders from Tianwo-SES and SES Technologies, LLC.”

Ms. Fair continued: “Our global growth model is built on a strong track record of commercial performance in China, with 12 SGT systems on the ground and two in development. Our industry-leading gasification technology performance was reaffirmed most recently at our Yima Joint Venture Plant in China’s Henan Province, where SGT received its official technical acceptance during the past quarter. Our SGT technology met all performance guarantee targets, further validating the commercial readiness of this high efficiency, feedstock flexible gasification technology.

“It is this superior level of performance delivered at lower cost using abundant and diverse local resources that is commanding attention around the globe. We believe there is a clear pathway to low-cost, reliable clean energy for the developing world which is uniquely afforded by SGT, using local coals, biomass and municipal solid waste, versus reliance on expensive imported natural gas. The global need is great and the markets for our clean syngas are huge and varied, ranging from industrial fuel to iGAS power. Combined we believe these global energy-based markets in the newly industrializing and developing world represent a significant opportunity for us,” concluded Ms. Fair.

Recent Corporate Highlights

Global Initiative:

  China Environment State Investment Co., Ltd (CESI) Joint Project Development and Investment Agreement: SES and CESI, a state-owned enterprise established in Beijing under the China Ministry of Environmental Protection that is charged with, and funded to, develop and invest in the energy conservation and environmental protection industry, formed the equity participation collaboration in late March. SES and CESI have agreed to develop, jointly invest, and build a total of no less than 20 projects using SES Gasification Technology (SGT) over the next five years. Further, SES and CESI are targeting to bring a minimum of two projects through development within 12 months of the agreement. Equity in the projects for investment by SES and CESI is expected to be owned 51% CESI, and 49% SES through SES’s wholly owned Hong Kong subsidiary, SES Clean Energy Investment Holdings Limited.

China Joint Venture: Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES), SES’s China Joint Venture with Suzhou Tianwo Technology Co., Ltd. (Thvow):

  Prospective Customer – Shandong Xinhai Industrial Co., Ltd.:  In April, Thvow reported that it won the bid for an industrial syngas supply project which will utilize two SGT systems provided by Tianwo-SES. The project is a coal-to-syngas EPC turnkey facility which, according to Thvow, is to be built in Shandong Province to provide 80,000 Nm3/hr. of industrial syngas as a clean energy fuel for the metallurgical industry. Thvow reported that the project contract is expected to total 160 million yuan (approximately $24.6 million).

  Customer – Aluminum Corporation of China Limited (CHALCO): Tianwo-SES licensed and provided the SGT technology design and proprietary gasification equipment to three Aluminum Corporation of China gas replacement projects, and has recognized $18.3 million in revenue to date from the order.

    CHALCO HENAN: In April, the largest of three current CHALCO industrial syngas facilities, located in Henan Province, entered commissioning. Members of SES’s Zao Zhuang New Gas Company Joint Venture (ZZ) are onsite at the facility, to support the commissioning and start up. The Henan facility, with four systems, was designed for a syngas capacity of 120,000 Nm3/hr.

    CHALCO SHANXI: In January, commissioning of the single-system CHALCO plant in Xing County, Shanxi Province, commenced. This plant’s commissioning and startup was also supported by ZZ team members and the facility is performing well.

    CHALCO SHANDONG: The first plant in this CHALCO order, in Zibo City, Shandong Province, with two systems and a syngas capacity of 80,000 Nm3/hr., continues to deliver strong performance and has successfully completed a 90-day continuous full-load operation test run.

Plant Operations:

  Yima Joint Ventures Methanol Plant (Yima): In March, SES achieved the company’s long-held objective of SGT’s official technical acceptance from the Yima Joint Venture, receiving its Performance Test Certificate. SGT exceeded all syngas production targets utilizing less than the specified amount of both coal and oxygen. With the recent uptick in methanol prices in the 1900-1950 yuan range, SES is looking to the JV for a plan to achieve profitability and is evaluating options to determine the approach to achieve the best value for SES from this asset.

  Zao Zhuang New Gas Company Joint Venture (ZZ): SES continues to pursue options for its ZZ JV plant, which ceased production of methanol in the 4th quarter of 2015. SES is evaluating several options which include a new option to jointly build two larger SGT systems at Xeucheng Energy’s new industrial site in Zao Zhuang.

Corporate News:

  In February, SES’s Board of Directors appointed DeLome Fair president and CEO of the Company. Former President, CEO and Director Robert W. Rigdon remains on the Board and was appointed to the post of Vice Chairman.

  In April, Senior Vice President and Chief Technology Officer Francis Lau presented at the World Coal-To-X (CTX) 2016 Conference in Beijing.

Fiscal Third Quarter 2016 Financial Results (Unaudited)

The Company reported total revenue of $1.3 million for the three months ended March 31, 2016 compared to $2.8 million for the three months ended March 31, 2015.

The ZZ Joint Venture sold 4,524 metric tons of methanol from inventory and generated approximately $1.0 million of revenue during the three months ended March 31, 2016 compared with 10,584 metric tons of methanol sold and approximately $2.8 million of revenue generated during the three months ended March 31, 2015. The decrease in revenue was primarily due to the permanent cessation of methanol operations at the ZZ Joint Venture in late October 2015, when Xeucheng Energy permanently shut down one of its two operating coke oven units. The ZZ Joint Venture requires both coke oven units to produce an adequate supply to operate the ZZ Joint Venture methanol unit.

Technology licensing and related services revenue was $0.3 million for the three months ended March 31, 2016 compared to $15,000 for the three months ended March 31, 2015.  This increase resulted from technical consulting and engineering services provided to our Tianwo-SES Joint Venture.

The Company's operating loss for the third quarter of fiscal 2016 was $3.0 million versus an operating loss of $3.9 million for the third quarter of fiscal 2015. The decrease in operating loss was primarily due to a decrease in general and administrative expenses coupled with a reduced loss on the ZZ Joint Venture facility.

The net loss attributable to stockholders for the third quarter of fiscal 2016 was $3.0 million, or $0.03 per share, versus a loss of $3.9 million, or $0.05 per share, for the prior year’s third quarter.

As of March 31, 2016, the Company had cash and cash equivalents of $16.7 million and working capital of $4.4 million.

Conference Call Information

SES President and CEO DeLome Fair and CFO Roger L. Ondreko will report on quarterly financial results and provide a business update beginning at 4:15 p.m. EDT on May 12.

To access the live webcast, please log on to the Investor Center of the corporate website, www.synthesisenergy.com. Interested parties can pre-register for the conference at: http://dpregister.com/10085716. Alternatively, interested parties may participate in the audio-only portion of SES’s conference call by phoning (866) 652-5200 (U.S) or (412) 317-6060 (Int’l). Callers should request the “Synthesis Energy Systems, Inc. call.”

An archived version of the SES conference call webcast will be available on the company's website through June 12, 2016. A telephone replay of the call will be available beginning approximately one hour after its completion and will be available through June 12, 2016. Interested parties can access the telephonic replay by phoning (877) 344-7529 (U.S.) or (412) 317-0088 (Int’l). The PIN access code for both the live call and replay is: 10085716.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology (SGT) can produce clean, low-cost syngas for power generation, industrial fuel gas, chemicals and transportation fuels, replacing expensive natural gas based energy. SGT enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, biomass, and municipal solid waste feedstocks. For more information, please visit: www.synthesisenergy.com.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to successfully partner our technology business; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets; our ability to reduce operating costs; our ability to timely complete our proposed projects with CHALCO; our ability to operate our Yima joint ventures profitably; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol; the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any; our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
747.222.7012
PR@synthesisenergy.com

TABLES FOLLOW

SYNTHESIS ENERGY SYSTEMS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Revenue:
Product sales and other -related parties	$1,027	$2,780	$4,753	$10,725
Technology licensing and related services	274	15	766	166
	1,301	2,795	5,519	10,891
Costs and Expenses:
Costs of sales and plant operating expenses	1,731	3,874	6,814	14,916
General and administrative expenses	1,834	2,226	6,580	6,594
Stock-based compensation expense	526	381	2,817	1,615
Depreciation and amortization	215	229	655	1,373
Impairment of long-lived assets	—	—	—	20,914

Total costs and expenses	4,306	6,710	16,866	45,412

Operating loss	(3,005)	(3,915)	(11,347)	(34,521)

Non-operating (income) expense:
Foreign currency (gain) loss, net	(20)	20	314	(6)
Interest income	(19)	(33)	(54)	(53)
Interest expense	79	76	298	214

Net loss	(3,045)	(3,978)	(11,905)	(34,676)
Less: net income loss attributable to noncontrolling interests	(70)	(45)	(422)	(634)
Net loss attributable to stockholders	$(2,975)	$(3,933)	$(11,483)	$(34,042)

Net loss per share:
Basic and diluted	$(0.03)	$(0.05)	$(0.13)	$(0.47)

Weighted average common shares outstanding:
Basic and diluted	86,903	73,239	86,713	73,220

SYNTHESIS ENERGY SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	March 31, 2016	June 30, 2015
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$16,699	$22,217
Certificate of deposit-restricted	2,321	1,635
Accounts receivable, net	27	—
Accounts receivable-related party, net	—	705
Prepaid expenses and other currents assets	804	489
Inventory	130	587
Total current assets	19,981	25,633

Property, plant and equipment, net	8,267	10,342
Intangible assets, net	924	939
Investment in joint ventures	34,816	34,815
Other long-term assets	1,725	2,022

Total assets	$65,713	$73,751

LIABILITIES AND EQUITY

Current liabilities:
Accrued expenses and accounts payable	$3,673	$4,348
Accrued expenses and accounts payable -related party	4,980	4,088
Line of credit	3,869	3,271
Short-term bank loan	3,095	3,271

Total current liabilities	15,617	14,978

Commitment and contingencies

Stockholder’s Equity:
Preferred stock, $0.01 par value: 200,000 shares authorized-no shares issued and outstanding	—	—
Common stock, $0.01 par value: 200,000 shares authorized: 86,964 and 85,476 shares issued and outstanding, respectively	870	855
Additional paid-in capital	260,725	256,643
Accumulated deficit	(215,349)	(206,866)
Accumulated other comprehensive income	5,339	6,179
Total stockholders’ equity	51,585	59,811
Noncontrolling interests in subsidiaries	(1,489)	(1,038)

Total stockholder’s equity	50,096	58,773

Total liabilities and stockholder’s equity	$65,713	$73,751